                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. 1)

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        ISTAR FINANCIAL INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            STARWOOD FINANCIAL INC.
                          1114 Avenue Of The Americas
                                   27th Floor
                            New York, New York 10036
                                 April 18, 2000

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Starwood Financial Inc., a Maryland corporation, to be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 on May 23, 2000 at 9:00 a.m. local time.

    At the annual meeting, the holders of Starwood Financial's common stock and the holders of Starwood Financial's Series B, C and D preferred stock will be asked to elect eight Directors to the Board of Directors and to consider and vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Starwood Financial's independent public accountants for the year ended
December 31, 2000.

    Details of the proposals to be voted on at the annual meeting and other important matters are contained in the attached Proxy Statement, which you are encouraged to read carefully.

    YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS AND THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS STARWOOD FINANCIAL'S INDEPENDENT PUBLIC ACCOUNTANTS ARE IN THE BEST INTERESTS OF BOTH STARWOOD FINANCIAL AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THESE PROPOSALS.

    All shareholders are cordially invited to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

                                          Sincerely,

                                          /s/ Jay Sugarman

                                          Jay Sugarman
                                          Chairman of the Board
                                          and Chief Executive Officer

                            STARWOOD FINANCIAL INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Starwood Financial Inc., a Maryland corporation ("Starwood Financial" or the "Company"), will be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 on May 23, 2000 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

    1. To elect to the Board of Directors eight members to hold office until the annual meeting of shareholders held in 2002. The nominees to the Board of Directors are Jeffrey G. Dishner, Jonathan D. Eilian, Madison F. Grose, Robert
W. Holman, Jr., Robin Josephs, Merrick R. Kleeman, George R. Puskar and Michael
G. Medzigian.

    2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended December 31, 2000.

    3. To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

    The Board of Directors has fixed April 14, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting, and only holders of record of the Company's common stock or its 9.375% Series B Cumulative Redeemable Preferred Stock, 9.20% Series C Cumulative Redeemable Preferred Stock, or 8.00% Series D Cumulative Redeemable Preferred Stock at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Directors

                                          /s/ Spencer B. Haber

                                          Spencer B. Haber
                                          Secretary of the Company
                                          New York, New York
                                          April 18, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                            STARWOOD FINANCIAL INC.
                          1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000

    This proxy statement is being sent to holders of Starwood Financial's common stock and holders of Starwood Financial's Series B, C and D preferred stock on or about April 18, 2000 in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Company's 2000 Annual Meeting of Shareholders to be held at The Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, 10019 on May 23, 2000 at 9:00 a.m. local time, or at any postponement or adjournment of the meeting.

    This proxy statement is accompanied by a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

GENERAL INFORMATION

    Only holders of record of the Company's common stock, par value $0.001 per share, and holders of record of Starwood Financial's Series B, C and D preferred stock, each with a par value of $0.001 per share, at the close of business on April 14, 2000 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment thereof. On the record date, there were 85,284,180 issued and outstanding shares of common stock, 2,000,000 issued and outstanding shares of Series B preferred stock, 1,300,000 issued and outstanding shares of Series C preferred stock and 4,000,000 issued and outstanding shares of Series D preferred stock. The presence, either in person or by proxy, of the holders of a majority of the outstanding common stock and Series B, C and D preferred stock, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

    Shares of common stock or preferred stock represented by a proxy in the accompanying form, if the proxy is properly executed and is received by the Company prior to voting at the annual meeting, will be voted in the manner specified on the proxy. If no specification is made, the common stock or preferred stock will be voted FOR the proposals and as recommended by the Board of Directors with regard to all other matters in its discretion. Any shareholder of the Company who casts a vote by proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company expressly revoking the proxy, by signing and forwarding to the Company a proxy dated later, or by attending the annual meeting and personally voting the common stock or preferred stock owned of record by the shareholder.

    In voting upon any matter which may come before the annual meeting, each shareholder is entitled to one vote for each share of common stock registered in the shareholder's name on the record date, and 0.25 votes for each share of Series B, C or D preferred stock registered in the shareholder's name on the record date. A majority vote of the outstanding common stock, Series B preferred stock, Series C preferred stock and Series D preferred stock, all voting as one class, is required for approval and ratification of each matter.

    Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company will pay the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, certain Directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without additional remuneration. The Company will also reimburse brokerage firms and other persons representing the beneficial owners of common stock for their reasonable expenses in forwarding proxy solicitation material to such beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, on which the common stock is traded under the symbol "SFI."

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors consists of two classes, the Class I Directors and the Class II Directors. One class of Directors is elected at each annual meeting of shareholders for a term of two years, and until their successors are duly elected and qualified on the date of the annual meeting. Eight Class II Directors are to be elected at this annual meeting to hold office until the 2002 annual meeting. The nominees are Jeffrey G. Dishner, Jonathan D. Eilian, Madison
F. Grose, Robert W. Holman, Jr., Robin Josephs, Merrick R. Kleeman, George R. Puskar and Michael G. Medzigian. All shares represented by proxies will be voted in the manner designated or, if no designation is made, they will be voted FOR the election of these eight nominees.

    All of the nominees for Director are presently Directors who have been nominated for re-election. If a nominee becomes unavailable to serve as a Director for any reason, the common stock and preferred stock represented by any proxy will be voted for the person, if any, who may be designated by the Board of Directors to replace that nominee. At this time, the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a Director if elected.

    The following table sets forth the name, age and the position(s) with the Company (if any) currently held by each person nominated as a Director:

NAME                                                            AGE       TITLE
----                                                          --------   --------
Jeffrey G. Dishner(1).......................................     35      Director

Jonathan D. Eilian..........................................     32      Director

Madison F. Grose(2).........................................     45      Director

Robert W. Holman, Jr........................................     56      Director

Robin Josephs(3)(4).........................................     39      Director

Merrick R. Kleeman..........................................     36      Director

George R. Puskar(1).........................................     56      Director

Michael G. Medzigian(3)(4)..................................     40      Director

------------------------------

(1) Member of Investment Committee.

(2) Member of Nominating Committee.

(3) Member of Audit Committee.

(4) Member of Compensation Committee.

    JEFFREY G. DISHNER became a Director of Starwood Financial in November 1999 and served as a trustee of Starwood Financial's predecessor since March 1998. Mr. Dishner has been a managing director or senior vice president of Starwood Capital Group, L.L.C. since September 1994. From 1993 through September 1994, Mr. Dishner was employed by the commercial mortgage finance group of J.P. Morgan &

Co. and by JMB Realty Corporation from 1987 through 1991. Mr. Dishner received a B.S. degree from the Wharton School and a M.B.A. from the Amos Tuck School at Dartmouth College.

    JONATHAN D. EILIAN became a Director of Starwood Financial in November 1999 and served as a trustee of Starwood Financial's predecessor since March 1997. Mr. Eilian has been a senior managing director or executive officer of Starwood Capital Group, L.L.C. since its formation in September 1991. Additionally,
Mr. Eilian serves on the board of directors of Starwood Hotels & Resorts Worldwide, Inc. and Phase 2 Media. Prior to being a founding member of Starwood Capital, Mr. Eilian served as an Associate for JMB Realty Corporation, a real estate investment firm, and for The Palmer Group, L.P., a private investment firm specializing in corporate acquisitions. Mr. Eilian is also a member of the advisory board of the Wharton Real Estate Center. Mr. Eilian received his undergraduate degree from the University of Pennsylvania and a M.B.A. from the Wharton School.

    MADISON F. GROSE became a Director of Starwood Financial in November 1999. Mr. Grose is a senior managing director and co-general counsel for Starwood Capital Group, L.L.C. Mr. Grose has had general oversight responsibilities for Starwood Capital's legal-related issues since 1992. Mr. Grose led the legal negotiations resulting in Starwood Capital's contribution of its multifamily portfolio to Equity Residential Properties Trust and had principal responsibilities for structuring the firm's investment in Starwood Hotels & Resorts Worldwide, Inc. and in Starwood Financial. Mr. Grose has been a trustee or director of Starwood Hotels & Resorts Worldwide, Inc. since December, 1994 and previously served as a trustee of Starwood Financial's predecessor.
Mr. Grose received a B.A. degree from Stanford University and a J.D. degree from UCLA School of Law.

    ROBERT W. HOLMAN, JR.  became a Director of Starwood Financial in
November 1999. Mr. Holman is the co-founder of TriNet Corporate Realty
Trust, Inc., which the Company acquired in November 1999. Mr. Holman served as chief executive officer of TriNet and co-chairman of TriNet's board of directors from TriNet's formation until May 1996, when he became chairman of the board. Mr. Holman was reappointed chief executive officer of TriNet in September 1998. He is the co-founder of TriNet's predecessor, Holman/ Shidler Corporate
Capital, Inc. and for 10 years was its chief executive officer and chairman. Additionally, Mr. Holman has served as a senior executive, director or board advisor for numerous companies in the United States, Great Britain and Mexico in the finance, real estate, internet commerce, construction, building materials and travel industries. An economics graduate of the University of California at Berkeley, Mr. Holman received his M.A. degree with honors in economics and planning from Lancaster University in England, where he was a British Council Fellow, and was a Loeb Fellow at Harvard University.

    ROBIN JOSEPHS became a director of Starwood Financial in November 1999 and served as a trustee of Starwood Financial's predecessor since March 1998.
Ms. Josephs is the Managing Director of Ropasada, LLC, a private equity fund. Ms. Josephs was employed by Goldman Sachs from 1986 to 1996 in various capacities. Prior to working at Goldman, Ms. Josephs served as an analyst for Booz Allen & Hamilton in New York from 1982 to 1984. Ms. Josephs received a B.S. degree in economics from the Wharton School in 1982 and a M.B.A. from Columbia University in 1986.

    MERRICK R. KLEEMAN became a Director of Starwood Financial in November 1999 and served as a trustee of Starwood Financial's predecessor since March 1998. Mr. Kleeman is a senior managing director of Starwood Capital Group, L.L.C. Prior to joining Starwood Capital in August 1992, Mr. Kleeman was employed by the investment banking division of Merrill Lynch & Co. and by Coastal Management and Consultant, Inc., a real estate investment company. Mr. Kleeman received a B.A. degree in biology from Dartmouth College and a M.B.A. from the Harvard Business School, where he was a Baker Scholar.

    GEORGE R. PUSKAR became a Director of Starwood Financial in November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. Since June 1997, Mr. Puskar has served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in

Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately
$30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar is a member of the Counselors of Real Estate. Mr. Puskar has served as a member of the board of directors of Carr Real Estate Investment Trust, a NYSE-listed REIT, from 1993 to 1997 and on an advisory board at Georgia State University. Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/Morehouse College. Mr. Puskar received a B.A. degree from Duquesne University.

    MICHAEL G. MEDZIGIAN became a Director of Starwood Financial in
February 2000. Mr. Medzigian is president and chief executive officer of Lazard Freres Real Estate Investors (LFREI) and a managing director of Lazard. LFREI is the general partner of four private real estate funds sponsored by Lazard which have invested nearly $3 billion of equity capital since 1994. Lazard is a private investment bank with offices in 15 countries that is active in banking, asset management, capital markets and alternative investments. Mr. Medzigian was previously a founding partner of Olympus Real Estate Corporation, which during his tenure invested over $3 billion in a broad range of real estate assets, securities and operating companies. He was previously president of Cohen Realty Services, a Chicago-based real estate investment services firm, and he also founded and was national director of the Hospitality Consulting Practice at Deloitte & Touche. Mr. Medzigian is a graduate of Cornell University and is a director of American Apartment Communities III, LP, Atria Communities, Inc., Kapson Senior Quarters, Corp., The American Seniors Housing Association and The Rubenstein Company, L.P. He is a member of the Cornell Real Estate Council, the Cornell Hotel Society, the National Multi Housing Council, the New York Hospitality Council, Inc., the Pension Real Estate Association, the Urban Land Institute and the Young President's Organization.

    Except as described in this paragraph and as described below under "Employment Agreements," no other arrangement or understanding exists between any Director and any other person or persons pursuant to which any Director was or is to be selected as a Director or nominee. Mr. Medzigian has been designated a Director by the holders of the Series A preferred stock of the Company pursuant to an Investor Rights Agreement, dated December 15, 1998, which was entered into by the Company in connection with the sale of the Series A preferred stock. In that agreement, Starwood Financial shareholders who collectively control more than 50% of Starwood Financial's voting power agreed to vote all of their shares in favor of a Director designated by holders of the Series A preferred stock. Each of Messrs. Dishner, Eilian, Grose and Kleeman has agreed in writing to resign as a Director at the request of Starwood Capital Group, L.L.C. or persons who control that entity. None of the nominees has any family relationship between them nor with any Director or executive officer of the Company. Messrs. Dishner, Eilian, Grose and Kleeman are employed by an entity controlled by Barry S. Sternlicht, a Director of the Company.

RECOMMENDATION REGARDING THE ELECTION OF DIRECTORS

    The Board of Directors recommends that you vote FOR the eight named nominees to be elected as the Directors of the Company.

                                  PROPOSAL 2:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the shareholders. The Company expects a member of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

RECOMMENDATION REGARDING RATIFICATION OF THE APPOINTMENT OF
  PRICEWATERHOUSECOOPERS LLP

    The Board of Directors recommends that you vote FOR ratification of this appointment.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2001 annual meeting must be sent in writing, by certified mail, return receipt requested, to the Company at its principal office, addressed to the Secretary of the Company, and must be received by the Company no later than January 1, 2001, for inclusion in the 2001 proxy materials.

                               OTHER INFORMATION

DIRECTORS OF STARWOOD FINANCIAL WHOSE TERMS EXPIRE IN 2001

    The following table sets forth the name, age and the position(s) with the Company (if any) currently held by each continuing Class I Director whose term expires at the 2001 annual meeting of shareholders of the Company:

NAME                                  AGE                    TITLE
----                                --------   ----------------------------------
Jay Sugarman(1)...................     38      Chairman, Chief Executive Officer
                                               and President

Spencer B. Haber(1)...............     31      Executive Vice President--Finance,
                                               Chief Financial Officer and
                                               Director

Willis Andersen, Jr.(2)...........     68      Director

William M. Matthes(3).............     40      Director

John G. McDonald(3)...............     62      Director

Stephen B. Oresman(4).............     67      Director

Barry S. Sternlicht(1)............     39      Director

Kneeland C. Youngblood(2)(4)......     44      Director

------------------------------

(1) Member of Investment Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Member of Nominating Committee.

    JAY SUGARMAN is Chairman of the Board, Chief Executive Officer and President of Starwood Financial. Mr. Sugarman became chief executive officer of Starwood Financial's predecessor in 1997 and president and trustee of Starwood Financial's predecessor in 1996. Previously, Mr. Sugarman was senior managing director of Starwood Capital Group, L.L.C. and president of Starwood Mezzanine Investors, L.P., where he was responsible for all fixed income investments and led the origination or purchase of over $1 billion in structured commercial real estate loans. Prior to forming Starwood Mezzanine, Mr. Sugarman managed diversified investment funds on behalf of the Burden family, a branch of the Vanderbilt family, and the Ziff family. While in that position, he was jointly responsible for the formation of Starwood Capital and the formation of HBK Investments, one of the nation's largest convertible arbitrage trading operations. In addition, Mr. Sugarman was responsible for investments in a variety of asset classes and investment strategies, including distressed and high yield securities, corporate buyouts and venture capital investments. Earlier in his career, Mr. Sugarman worked at First Boston Corporation and Goldman, Sachs & Co. He received his undergraduate degree sUMMA CUM LAUDE from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with high distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing.
Mr. Sugarman is a director of Commercial Guaranty Assurance, a financial insurance company, and Watermark Communities, Inc., a residential developer in South Florida.

    SPENCER B. HABER is Executive Vice President-Finance and Chief Financial Officer of Starwood Financial. Mr. Haber became chief financial officer of Starwood Financial's predecessor in June 1998. Mr. Haber maintains primary responsibility for all of Starwood Financial's capital-raising initiatives and merger and acquisition activities. Mr. Haber also sits on Starwood Financial's Investment Committee and oversees all finance, hedging, treasury and accounting functions. Prior to joining Starwood Financial, Mr. Haber was a senior vice president in Lehman Brothers' global real estate group and was responsible for that firm's real estate mergers and acquisitions business. In addition to his M&A role, Mr. Haber maintained primary client coverage responsibilities in raising equity and debt capital for a wide range of public and private companies, participating in more than $10 billion of transactions. Before Lehman Brothers, Mr. Haber was a member of Salomon Brothers' real estate investment banking unit. At Salomon Brothers, Mr. Haber participated in that firm's principal and advisory real estate activities. Prior to Salomon Brothers, Mr. Haber worked for MIG Capital Management, a joint venture of MIG Companies, a domestic real estate pension fund advisor, and Charterhouse Inc., a British merchant bank. Mr. Haber holds a B.S. degree in economics SUMMA CUM LAUDE and an M.B.A. from the Wharton School, where he graduated a Palmer Scholar. He is a member of the National Association of Real Estate Investment Trusts and the Urban Land Institute.

    WILLIS ANDERSEN, JR., CRE became a Director of Starwood Financial in November 1999. Previously, Mr. Andersen served as a director of TriNet since June 1993. He is a real estate and REIT industry consultant with over 35 years of experience as an advisor, financial consultant and principal in the real estate industry. Mr. Andersen currently specializes in advisory work for publicly-traded real estate companies, focusing specifically on REITs.
Mr. Andersen's real estate career has involved work with Allied Properties Inc. of San Francisco; Bankoh Advisory Corp. of Honolulu; RAMPAC and ICM Property Investors, Inc., which formerly were NYSE-listed REITs; and Bedford
Properties, Inc., a commercial property investment and development firm. He is an active member of the American Society of Real Estate Counselors and the National Association of Real Estate Investment Trusts, and is a former governor and past president (1980-81) of this organization. He received his B.A. in 1954 from the University of California at Berkeley.

    WILLIAM M. MATTHES became a Director of Starwood Financial in November 1999 and served as a Trustee of Starwood Financial's predecessor since March 1998. Since April 1996, Mr. Matthes has been with Behrman Capital, a New York and San Francisco based private equity investment fund with in excess of $640 million of equity capital under management, as a partner since 1996 and managing partner since 1999. From July 1994 to April 1996, Mr. Matthes was employed as senior vice president and chief operating officer of Holsted Marketing, Inc., a credit card based direct marketing company. Mr. Matthes was a general partner of Brentwood Associates, a private equity investment firm from 1986 to July 1994, and previously was employed as an analyst at Morgan Stanley & Co., Inc.
Mr. Matthes is a director of The Management Network Group, Condor
Systems, Inc., Groundswell, Inc., Holsted Marketing, Inc. and Holsted, Inc.
Mr. Matthes received an A.B. from Stanford University and an M.B.A. from the Harvard Business School, where he was a Baker Scholar.

    JOHN G. MCDONALD became a Director of Starwood Financial in November 1999. Previously, Mr. McDonald served as a director of TriNet since June 1993. He is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in the subject areas of investment management, private equity, venture capital and the Internet. He currently serves on the board of directors of Scholastic Corporation, Varian, Inc., Plum Creek Timber Co., Inc., AltaVista Company and eight investment companies managed by Capital Research & Management Company.

    STEPHEN B. ORESMAN became a Director of Starwood Financial in
November 1999. Previously, Mr. Oresman served as a director of TriNet since June 1993. He has been the owner and president of Saltash, Ltd., a management consulting firm, since 1991. He was a partner and vice president of The Canaan Group consulting firm from 1988 to 1991. Mr. Oresman's early career included 10 years in the manufacturing sector, first with Bausch & Lomb, Inc. in Rochester, New York, and later with Interlake Steel Corp. in Chicago. Subsequently, Mr. Oresman joined Booz Allen & Hamilton Inc., where he spent
19 years, including 10 years as managing officer of the firm's eastern region and five years as chairman of Booz Allen & Hamilton International, guiding the firm's activities outside of the U.S. Mr. Oresman later joined the advertising agency BBDO International, as president of the firm's independent marketing companies. Mr. Oresman is a member of the boards of directors of Cleveland Cliffs, Inc. and Technology Solutions Company. Mr. Oresman is a graduate and trustee emeritus of Amherst College and is a graduate of the Harvard Business School.

    BARRY S. STERNLICHT became a Director of Starwood Financial in
November 1999 and served as a Trustee of Starwood Financial's predecessor since March 1994. Mr. Sternlicht is Chairman of the Company's Investment Committee. Mr. Sternlicht was chief executive officer of Starwood Financial's predecessor from September 1996 to November 1997, and was chairman of the board from September 1996 to April 2000. Mr. Sternlicht was also Chairman of the Audit and Compensation Committee of Starwood Financial's predecessor from March 1994 until December 1995. He is founder and general manager of Starwood Capital Group and co-founder of its predecessor entities in 1991 and has been the president and chief executive officer of Starwood Capital Group since its formation. In addition, Mr. Sternlicht is currently the chief executive officer and chairman of the board of directors of Starwood Hotels and is a director of HealthMarket.com, the Greenwich YMCA and the Harvard Club in New York City.
Mr. Sternlicht is on the board of governors of the National Association of Real Estate Investment Trusts and is a member of the Urban Land Institute and of the National Multifamily Housing Council. Mr. Sternlicht is a member of the board of directors of the Council for Christian and Jewish Understanding, is a member of the Young Presidents Organization and is on the board of directors of the Juvenile Diabetes Foundation International and of Junior Achievement for Fairfield County, Connecticut.

    KNEELAND C. YOUNGBLOOD became a Director of Starwood Financial in
November 1999 and had previously served as a trustee of Starwood Financial's predecessor since March 1998. Mr. Youngblood is general partner of Pharos Capital Group, L.L.C., a private equity fund focused in service companies, health care and public-private initiatives. He was a director of The United States Enrichment Corporation, a government-owned uranium enrichment company which was privatized in 1998. He was a fiduciary trustee for the $85 billion Teacher Retirement System of Texas, where he served as chairman of the real estate committee during the restructuring of its $1.4 billion real estate portfolio. He is a director of the American Advantage Funds, a $6.5 billion mutual fund company managed by AMR Investments, a $20 billion Investment affiliate of American Airlines. He is a member of the Council on Foreign Relations and is a graduate of Princeton University and the University of Texas, Southwestern Medical School.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors has an audit committee, compensation committee, investment committee and nominating committee. The audit committee makes recommendations to the Board of Directors concerning the selection of the Company's independent auditors, oversees the financial reporting process, reviews fees charged by the independent auditors, reviews the scope and results of the auditors' reports and reviews and monitors the implementation of suggestions made by the independent auditors. The audit committee is kept apprised by management of the Company's internal control procedures. Additionally, the audit committee reviews and monitors non-audit services provided by the independent auditors. The compensation committee oversees, reviews and approves the compensation of the Directors and officers of the Company. The compensation committee also administers the Company's incentive plans. The nominating committee has all of the authority of the Board of Directors to nominate individuals as officers of the

Company. The nominating committee may consider recommendations of shareholders delivered to the Secretary of the Company. Ms. Josephs and Messrs. Andersen, Jr., Medzigian and Youngblood currently serve on the audit committee, with Ms. Josephs serving as Chairperson. Ms. Josephs and Messrs. Matthes, McDonald and Medzigian currently serve on the compensation committee, with Mr. Matthes serving as Chairperson. Messrs. Sternlicht, Sugarman, Dishner, Haber and Puskar currently serve on the investment committee, with Mr. Sternlicht serving as Chairperson. Messrs. Grose, Oresman and Youngblood currently serve on the nominating committees with Mr. Youngblood serving as Chairperson.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    During the fiscal year ending December 31, 1999, the Board of Directors held twelve meetings. Each of the Directors attended at least 75% of all meetings of the Board with the exception of Messrs. Andersen, Holman, McDonald, Oresman and Puskar, each of whom became directors in November 1999 on the effective date of the merger with TriNet. Each of Messrs. Andersen, Holman, McDonald, Oresman and Puskar were eligible to attend two meetings of the Board and each attended one of those meetings. During 1999, there were four meetings of the Audit Committee at which all of the members participated, with the exception of Mr. Dishner who attended three of the meetings. During 1999, there were no meetings of the Compensation Committee.

EXECUTIVE OFFICERS AND OTHER OFFICERS

    Information for Jay Sugarman and Spencer B. Haber, the executive officers of the Company, is contained above under the heading "Directors of Starwood Financial Whose Terms Expire in 2001." Information with regard to certain other key employees of the Company is set forth below. All officers of the Company serve at the pleasure of the Board of Directors and are customarily appointed as officers at the annual meeting of the Board of Directors held following each annual meeting of shareholders.

    NINA B. MATIS became Executive Vice President and General Counsel of Starwood Financial in November 1999 and served as general counsel for Starwood Financial's predecessor since 1998. Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of Starwood Financial's operations and investment and financing transactions. Ms. Matis also is a partner of the law firm of Katten Muchin & Zavis and is a member of the firm's executive committee, board of directors and national compensation committee, and has represented Starwood Financial and its principal shareholders for more than five years. In addition, from 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. In addition, Ms. Matis is a director for Burnham Pacific, Inc. and a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago, and she is listed in both the Best Lawyers of America and Sterling's Who's Who. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law.

    TIMOTHY J. O'CONNOR became Executive Vice President--Asset Management and Chief Operating Officer of Starwood Financial in March 2000. He served as Senior Vice President--Asset Management and Chief Operating Officer of Starwood Financial since November 1999 and served in the same capacity for Starwood Financial's predecessor since March 1998. Mr. O'Connor is responsible for developing and managing Starwood Financial's asset management and due diligence operations, participating in the evaluation and approval of new investments and coordinating Starwood Financial's information systems. Previously, Mr. O'Connor was a vice president of Morgan Stanley & Co. responsible for the performance of more than $2 billion of assets acquired by the Morgan Stanley Real Estate Funds. Prior to joining Morgan Stanley, Mr. O'Connor was a vice president of Greystone Realty Corporation involved in the firm's acquisition and asset management operations. Previously, Mr. O'Connor was employed by Exxon Co. USA in its real estate and engineering group. Mr. O'Connor is a member of the International Council of Shopping Centers, the Institute of Real Estate Management and the Buildings Owners and Managers

Association, and is a former vice president of the New York City/Fairfield County chapter of the National Association of Industrial and Office Parks.
Mr. O'Connor received a B.S. degree from the United States Military Academy at West Point and a M.B.A. from the Wharton School.

    H. CABOT LODGE III became Executive Vice President--Investments of Starwood Financial in March 2000. Prior to joining Starwood Financial, Mr. Lodge was a principal of Acre Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their real estate facilities. Mr. Lodge served as chairman of Superconducting Core Technologies, a wireless communications company from 1995 to 1997, and managing director and co-head of investments for W.P. Carey & Co., Inc. from 1983 to 1995. Mr. Lodge is a director for Meristar Hospitality Corp., High Voltage Engineering and TelAmerica Media, Inc. Mr. Lodge graduated with honors from Harvard College and received a M.B.A. from Harvard Business School.

    BARCLAY G. JONES III became Executive Vice President--Investments of Starwood Financial in March 2000. Prior to joining Starwood Financial, Mr. Jones was a principal of Acre Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their real estate facilities. Mr. Jones served in a variety of capacities including vice chairman and chief acquisitions officer of W.P. Carey & Co., Inc. from 1982 to 1998. Mr. Jones is a graduate of the Wharton School of the University of Pennsylvania.

    R. MICHAEL DORSCH III became Executive Vice President--Investments of Starwood Financial in March 2000. Prior to joining Starwood Financial,
Mr. Dorsch was a principal of Acre Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their real estate facilities. Mr. Dorsch was a founder and managing partner of Corporate Realty Capital, a Boston based real estate investment bank from 1990 to 1997. Mr Dorsch graduated with a Bachelor of Science in Mechanical Engineering from Brown University and earned honors while receiving an M.B.A. from Harvard Business School.

COMPENSATION PAID TO EXECUTIVE OFFICERS AND OTHER OFFICERS

    For the year ended December 31, 1998, and for the period from January 1, 1999 to November 4, 1999, neither Jay Sugarman, Starwood Financial's Chief Executive Officer, nor any other officer of Starwood Financial received any compensation directly from Starwood Financial. All compensation paid to Mr. Sugarman and Starwood Financial's other officers in respect of their services to Starwood Financial were paid by Starwood Financial's external advisor. The following table sets forth the compensation awarded, earned by, or paid to Mr. Sugarman and Starwood Financial's four other most highly compensated officers by the advisor during the fiscal year ended December 31, 1998 and the period ended November 4, 1999, and by Starwood Financial from November 4, 1999 to December 31, 1999. With the exception of Mr. Sugarman, none of the officers named below was employed on behalf of Starwood Financial prior to Starwood Financial's March 1998 recapitalization. Mr. Sugarman became Chief Executive Officer of Starwood Financial in November 1997; however, Mr. Sugarman received no compensation for his services to Starwood Financial during the fiscal year ended
December 31, 1997. For these reasons, no compensation is shown below for periods prior to the fiscal year ended December 31, 1998.

                                                ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                          -------------------------------   -----------------------------------------
                                                                            RESTRICTED    SECURITIES
                                                                              STOCK       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)    BONUS     AWARDS(1)    OPTIONS(#)(5)   COMPENSATION
---------------------------               --------   ---------   --------   ----------   -------------   ------------
Jay Sugarman............................    1999      225,000          0           0         509,430              0
Chief Executive Officer and President       1998      178,125          0           0               0              0

Spencer B. Haber........................    1999      225,000          0       9,023         152,829              0
Executive Vice President-Finance and        1998      122,019    225,000           0         254,715       $500,000(2)
Chief Financial Officer

Timothy J. O'Connor(3)..................    1999      200,000          0      12,111           3,490              0
Executive Vice President-Asset              1998      151,667    150,000           0          42,453              0
Management and Chief Operating Officer

Roger M. Cozzi(3).......................    1999      100,000          0       7,982           6,977              0
Senior Vice President-Investments           1998       79,167    300,000           0          42,453              0

Elisa F. DiTommaso(3)(4)................    1999      185,000    100,000       3,505          31,625              0
Senior Vice President-Finance and           1998        --         --          --            --              --
Treasurer

------------------------------

(1) Restricted stock awards are immediately vested. Holders of restricted stock are entitled to receive all dividends paid on the Company's common stock. Restricted stock is subject to a one year prohibition on transfer from the date of the grant.

(2) Represents a one-time signing bonus paid to the executive officer.

(3) Not considered an executive officer. Compensation provided for informational purposes only.

(4) Compensation shown was paid in part by TriNet for services provided from January 1, 1999 to November 4, 1999, and the remainder by the Company for services provided from November 4, 1999 to December 31, 1999. Information for compensation paid by TriNet for periods prior to 1999 is not shown.

(5) The number of securities underlying options has been adjusted to give effect to the one million share dividend which the Company declared and paid to holders of record on November 3, 1999. Ms. DiTommaso was not a holder of record on such date; therefore, the share amounts underlying her options have not been adjusted.

     AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

    The following table presents information for the named officers relating to the value of unexercised stock options.

                                                                                                VALUE OF
                                                                    NUMBER OF SECURITIES     UNEXERCISED IN-
                                                                         UNDERLYING             THE-MONEY
                                        SHARES                      UNEXERCISED OPTIONS     OPTIONS AT FISCAL
                                       ACQUIRED                    AT FISCAL YEAR-END (#)     YEAR-END ($)
                                          ON           VALUE            EXERCISABLE/          EXERCISABLE/
NAME                                 EXERCISE (#)   REALIZED ($)       UNEXERCISABLE        UNEXERCISABLE(1)
----                                 ------------   ------------   ----------------------   -----------------
Jay Sugarman.......................         0               0                0/509,430             0/955,181
Spencer B. Haber...................         0               0          254,715/152,829       477,590/286,554
Timothy J. O'Connor................     3,490         167,520                 0/42,453              0/79,599
Roger M. Cozzi.....................     6,977         328,825                 0/42,453              0/79,599
Elisa F. DiTommaso.................         0               0                139,425/0                    --

------------------------------

(1) Based on the closing price of Starwood Financial's common stock on December 31, 1999 of $16.875.

                          STOCK OPTION GRANTS IN 1999

    The following table sets forth information for the named officers relating to stock option grants during 1999 under the Company's 1996 Long Term Incentive Plan.

                                             PERCENT OF
                                               TOTAL
                                  NUMBER      OPTIONS
                                    OF        GRANTED
                                SECURITIES       TO                      MARKET
                                UNDERLYING   EMPLOYEES     EXERCISE     PRICE ON
                                 OPTIONS     IN FISCAL       PRICE       GRANT     EXPIRATION   GRANT DATE     YEAR-END
NAME                             GRANTED        YEAR      (PER SHARE)     DATE        DATE       VALUE(5)     VALUE(4)(5)
----                            ----------   ----------   -----------   --------   ----------   -----------   -----------
Jay Sugarman..................   509,430(1)     30.1        $15.00       $52.00     3/1/2008    $23,338,817(6)   $815,490(10)
Spencer B. Haber..............   152,829(2)      9.0        $15.00       $29.50    3/13/2008    $ 2,159,176(7)   $244,039(10)
Timothy J. O'Connor...........     3,490(3)        *        $15.00       $63.00    3/13/2008    $   218,573(8)   $  5,573(10)
Roger M. Cozzi................     6,977(3)        *        $15.00       $62.13    3/13/2008    $   428,159(8)   $ 11,141(10)
Elisa F. DiTommaso............    31,625(3)      1.9        $23.32       $30.83    1/20/2005    $   282,479(9)   $ 26,269(10)

------------------------------

*   Less than 1%

(1) Mr. Sugarman's options vest in proportion to transfers of common stock made by Starwood Mezzanine Investors, L.P. and SOFI-IV SMT Holdings, L.L.C., but fully vest no later than March 18, 2003. As of April 1, 2000, 1,233 of
    Mr. Sugarman's options were vested. If Mr. Sugarman's employment is terminated by the Company without cause, or upon a change of control of the Company, all of his unvested options will become immediately vested. If
    Mr. Sugarman's employment is terminated by the Company for cause, Mr. Sugarman will forfeit all of his options.

(2) Mr. Haber's options vest on June 15, 2001. If Mr. Haber's employment is terminated by the Company without cause, or upon a change of control of the Company, all of his unvested options will become immediately vested. If
    Mr. Haber's employment is terminated by the Company for cause, 50% of his vested options and all other options will be forfeited.

(3) Options are fully vested.

(4) The closing price of Starwood Financial's common stock on December 31, 1999 was $16.875.

(5) Calculated using the Black-Scholes option pricing model.

(6) Assumes a 27.95% volatility rate, a 5.7% treasury rate and a 3.923% dividend yield.

(7) Assumes a 31.74% volatility rate, a 6.2% treasury rate and a 7.492% dividend yield.

(8) Assumes a 51.11% volatility rate, a 4.8% treasury rate and a 2.952% dividend yield.

(9) Assumes a 26.93% volatility rate, a 5% treasury rate and a 6.747% dividend yield.

(10) Assumes a 31.53% volatility rate, a 6.1% treasury rate and a 14.22% dividend yield.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Prior to November 4, 1999, the Company had no employees. Persons performing services for the Company, including officers of the Company, were employed by the Company's external advisor. Accordingly, the Compensation Committee did not meet in 1999 to review compensation. With the acquisition of the Company's external advisor and TriNet Corporate Realty Trust, Inc. on November 4, 1999, the Company assumed the existing obligations of the advisor and TriNet to their employees. These obligations included the employment agreement of Jay Sugarman, the Company's chief executive officer, which is described below under "Employment Agreements," as well as Mr. Sugarman's outstanding stock options. The Company paid no additional compensation to Mr. Sugarman in 1999.

    The Compensation Committee's compensation policy is to set salaries at levels the Compensation Committee believes will attract, retain and motivate highly competent individuals. Additionally, the Compensation Committee generally seeks to create a commonality of interest between the executives and the shareholders by linking the executive's total compensation to the performance of the Company. Compensation of executive officers is comprised of salary, bonus and incentive compensation. The policy of the Compensation Committee is to set salary at or around the median paid by comparable companies to executive officers with similar responsibilities; to utilize bonuses as rewards for specific achievements; and to make incentive compensation, which is tied directly to the creation of shareholder value, a principal component of compensation.

    The Compensation Committee currently intends for all compensation paid to the Company's executive officers to be tax deductible to the Company pursuant to
Section 162(m) of the Internal Revenue

Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, the compensation is performance-based, is established by an independent committee of Directors, is objective and the plan or agreement providing for compensation has been approved in advance by the shareholders. In the future, however, if in the judgment of the Compensation Committee the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of failure to satisfy these conditions, the Compensation Committee may adopt such a program.

    1999 COMPENSATION COMMITTEE

    Robin Josephs (Chairperson)

    William M. Matthes

    Kneeland C. Youngblood

    The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee oversees, reviews and approves the compensation of the Directors and officers of the Company. Currently, Ms. Josephs and Messrs. Matthes, Medzigian and McDonald serve on the Compensation Committee, with Mr. Matthes serving as Chairperson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Directors, officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were complied with.

DIRECTORS' COMPENSATION

    The Directors who are officers or employees of Starwood Financial or Starwood Capital Group, L.L.C. do not receive any compensation from Starwood Financial. Each other Director currently receives a fee of $20,000 per year, which is paid quarterly. Each other Director also receives an additional fee of $2,000 for each meeting of the Starwood Financial Board of Directors which he or she attends in person, $1,000 for each meeting of the Starwood Financial Board of Directors which he or she attends telephonically, and $1,000 ($1,500 for chairperson) for each committee meeting which he or she attends, either personally or telephonically. Directors are also reimbursed for any expenses incurred in attending meetings or incurred as a result of other work performed for Starwood Financial. In December 1999, each other Director was granted an option to buy 10,000 shares of the Company's common stock at an exercise price equal to the market price on the date of the grant. Those options are immediately exercisable.

    Starwood Financial and each of its Directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that Starwood Financial will indemnify the Directors and the executive officers to the fullest extent permitted by the law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as a Director, officer or agent of Starwood Financial, or by reason of their serving at the request of Starwood Financial, provided that the Director or executive officer acted in a manner determined in good faith to be within the scope of his authority and to be in the best interest of Starwood Financial and so long as the Director or executive officer was not guilty of gross negligence, misconduct or a breach of his fiduciary obligations in the act or failure to act. Starwood Financial will not indemnify the Directors and executive officers to the extent prohibited by Starwood Financial's Amended and Restated Articles of Incorporation or Maryland law. If an amendment to the Articles of Incorporation or Maryland law with respect to removal of limitations on indemnification is approved, the indemnification agreements will be amended accordingly. Starwood Financial is not required to indemnify any Director or executive officer for liabilities: (1) for which he receives payment under an insurance policy, except for the excess beyond payment under such insurance, or which could have been claimed under an expired insurance policy; (2) based upon or attributable to his gaining in fact any personal profit or advantage to which he was not legally entitled; (3) resulting from an accounting of profits under
Section 16(b) of the Securities Exchange Act of 1934; or (4) brought about or contributed to by his dishonesty, willful misconduct or bad faith unless a judgment or other final adjudication adverse to the Director or executive officer establishes that he was not guilty of the claimed conduct and that the conduct was not material to the course of action so adjudicated. In addition, Starwood Financial has obtained Director and officer insurance for its Directors and executive officers.

EMPLOYMENT AGREEMENTS

    Mr. Sugarman is party to an employment agreement which provides for an initial three-year term of employment which is deemed to have commenced on March 18, 1998. The initial term is automatically renewed for successive one-year terms unless either party gives the other prior notice of termination. Mr. Sugarman serves as Chief Executive Officer of Starwood Financial and will report to the Starwood Financial Board of Directors. Mr. Sugarman has agreed to devote substantially all of his business time and attention to Starwood Financial's affairs. The agreement provides that Mr. Sugarman will receive an annual base salary of at least $225,000. In addition, Mr. Sugarman is entitled to participate in Starwood Financial's benefit plans on no less favorable terms than other key executives of Starwood Financial, and Mr. Sugarman has been credited with four years of deemed service, in addition to his actual service, for purposes of participating in those benefit plans, except as prohibited by law or the terms of those plans. Starwood Financial will maintain and pay for a five million dollar term life insurance policy which will be owned by Mr. Sugarman during his employment.

    If Mr. Sugarman's employment is terminated by Starwood Financial without cause or by Mr. Sugarman for good reason, Mr. Sugarman will be entitled to a lump sum payment equal to the lesser of: (1) the total salary to which Mr. Sugarman would be entitled from the date of termination through the end of the employment period then in effect; or (2) two times the amount of Mr. Sugarman's annual salary in effect on the date of termination. If, however, the termination follows a change in control of Starwood Financial, the lump sum payment will be two times the amount of Mr. Sugarman's annual salary then in effect. If Mr. Sugarman's employment is terminated by Starwood Financial for cause, by Mr. Sugarman without good reason or as a result of an expiration of Mr. Sugarman's term of employment, then Starwood Financial will pay to Mr. Sugarman any portion of Mr. Sugarman's base salary that remains unpaid through the date of termination. Mr. Sugarman has agreed that during and for 12 months following the term of his employment, other than following a termination without cause or for good reason, Mr. Sugarman will not engage, directly or indirectly, in any business that competes directly and materially with Starwood Financial. This covenant does not prevent Mr. Sugarman from investing in up to 5% of the securities of or interests in any publicly-traded corporation or any limited partnership or other entity. In addition, Mr. Sugarman has agreed that during and for 12 months following the term of his employment, he will not solicit from Starwood Financial certain borrowers or lenders with whom Starwood Financial has a relationship or certain officers or employees of Starwood Financial or Starwood Capital Group, L.L.C. and its affiliates, unless, in the case of borrowers and lenders, the solicitation is on behalf of a venture or business that does not compete directly and materially with Starwood Financial in investment activities relating to the real estate industry. Mr. Sugarman has agreed that upon the termination of his employment or upon the termination of his position as Chief Executive Officer, he will resign as a Director of Starwood Financial.

    Mr. Haber is a party to a letter agreement which sets forth the terms of his services to Starwood Financial. The letter agreement provides that Mr. Haber's employment is at will and may be terminated by Mr. Haber or Starwood Financial at any time, with or without cause. Mr. Haber is entitled to an annual salary of at least $225,000 and a discretionary annual bonus equal to at least 100% of his annual base salary. Mr. Haber is also entitled to participate in benefit programs at the same level as other employees at his level. The agreement provides that if Mr. Haber is terminated without cause, he will receive severance in the amount of one times his base salary and bonus. All options granted to Mr. Haber will be exercisable for one year after termination of his employment, unless he is terminated for cause.

PERFORMANCE GRAPH*

    The following graph compares the total cumulative shareholder return on the Company's common stock from December 31, 1994 to December 31, 1999 to that of:
(i) Standard & Poor's 500 Index (the "S&P 500"); and (ii) the Russell 1000 Financial Services Index (the "Russell Index"), a capitalization-weighted index of 1,000 companies that provide financial services.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          RUSSELL 1000  S&P 500  THE COMPANY
Dec-1994        100.00   100.00       100.00
Dec-1995        128.06   134.11        88.89
Dec-1996        161.96   161.29       311.11
Dec-1997        234.94   211.30     1,088.89
Dec-1998        251.87   267.65     1,777.78
Dec-1999        255.40   319.91       500.00

    * On June 12, 1998, the Frank Russell Company announced that the Company would be included in the Russell 1000 and Russell 3000 equity indices. The Company believes that index funds who were required to mirror the Russell indices' performance purchased a large number of the Company's common stock in the public float. As a result of those purchases, and the limited availability of the shares in the public float at that time, the "market" price for the common stock dramatically increased shortly after the June 12 announcement. From the time of the Company's inclusion in the Russell indices through the announcement that the Company had agreed to acquire TriNet, the reported stock price of the Company was highly volatile and trading volume relatively low due to the very limited number of shares available for trading at that time.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information available to the Company as of April 1, 2000 with respect to any common stock owned by the Directors and executive officers of the Company, and any individual or group of shareholders known to be the beneficial owner of more than five percent of the issued and outstanding common stock. This table reflects options that are exercisable within 60 days. There are no other Directors, nominees for Director or executive officers of the Company who beneficially own common stock.

                                                                                       PERCENTAGE OF
                                                                 COMMON STOCK          COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED        OUTSTANDING
---------------------------------------                       ------------------       -------------
Starwood Mezzanine Investors, L.P.(2).......................      10,962,886                12.3%
Starwood Mezzanine Holdings, L.P.(2)(3).....................      10,962,886                12.3%
Starwood Capital Group I, L.P.(2)(4)........................      11,235,645                12.7%
BSS Capital Partners, L.P.(2)(5)............................      11,235,645                12.7%
Sternlicht Holdings II, Inc.(2)(6)..........................      11,235,645                12.7%
SOFI-IV SMT Holdings, L.L.C.(2).............................      41,854,934                47.1%
Starwood Opportunity Fund IV, L.P.(2)(7)....................      41,854,934                47.1%
SOFI IV Management, L.L.C.(2)(8)............................      41,854,934                47.1%
Starwood Capital Group, L.L.C.(2)(9)(10)....................      42,127,693                47.4%
B Holdings, L.L.C.(2).......................................         545,518               *
Starwood Opportunity Fund II, L.P.(2).......................         272,759               *
Barry S. Sternlicht(11).....................................      53,363,338(12)(13)        60.1%
Jay Sugarman(14)............................................         776,435(15)           *
Spencer B. Haber(14)........................................         316,965(16)           *
Robin Josephs(17)...........................................          15,395(18)           *
William M. Matthes(19)......................................          15,092(20)           *
Kneeland C. Youngblood(21)..................................          15,092(20)           *
Jeffrey G. Dishner(2).......................................         261,130(22)           *
Merrick R. Kleeman(2).......................................         356,984(22)           *
Jonathan D. Eilian(2).......................................         432,528(22)           *
Madison F. Grose(2).........................................         191,986(23)           *
Robert W. Holman, Jr.(24)...................................         576,471(25)           *
George R. Puskar(24)........................................          29,550(26)           *
Michael G. Medzigian(14)....................................       2,975,400(27)             3.4%
Willis Andersen, Jr.(24)....................................          60,796(28)           *
John G. McDonald(24)........................................          61,400(29)           *
Stephen B. Oresman(24)......................................          52,895(29)           *
All executive officers, Directors and nominees for Director
  as a group (sixteen persons)..............................       6,138,119                 6.9%

--------------------------

*   Less than 1.0%

(1.)   Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2.)   591 West Putnam, Greenwich, CT 06830.

(3.)   Starwood Mezzanine Holdings, L.P. is a general partner of Starwood
      Mezzanine Investors, L.P., and as such shares voting and dispositive power of the common shares owned by Starwood Mezzanine Investors, L.P. Starwood Mezzanine Holdings, L.P. disclaims beneficial ownership of such shares except to the extent of its applicable pecuniary interest therein.

(4.)   Starwood Capital Group I, L.P. is: (i) a general partner of Starwood
      Mezzanine Investors, L.P.; and (ii) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P., and as such shares voting and dispositive power of the common shares owned by Starwood

    Mezzanine. Starwood Capital Group I, L.P. disclaims beneficial ownership of such Shares except to the extent of its pecuniary interest therein.

(5.)   BSS Capital Partners, L.P. is the general partner of Starwood Capital
      Group I, L.P., which is: (i) a general partner of Starwood Mezzanine Investors, L.P.; and (ii) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P.; as such BSS Capital Partners, L.P. shares voting and dispositive power of the common shares owned by Starwood Mezzanine Investors, L.P. BSS Capital Partners, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(6.)   Sternlicht Holdings II, Inc. is the general partner of BSS Capital
      Partners, L.P., which is the general partner of Starwood Capital Group I, L.P., which is: (i) a general partner of Starwood Mezzanine Investors, L.P.; and (ii) the general partner of Starwood Mezzanine Holdings, L.P., which is the other general partner of Starwood Mezzanine Investors, L.P.; as such Sternlicht Holdings II, Inc. shares voting and dispositive power of the common shares owned by Starwood Mezzanine Holdings, L.P. Sternlicht Holdings II, Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(7.)   Starwood Opportunity Fund IV, L.P. is the sole member and manager of
      SOFI-IV SMT Holdings, L.L.C. and as such shares voting and dispositive power of the common shares owned by SOFI-IV, SMT Holdings, L.L.C. Starwood Opportunity Fund IV, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(8.)   SOFI-IV Management, L.L.C. is the general partner of Starwood Opportunity
      Fund IV, L.P., which is the sole member and manager of SOFI-IV SMT Holdings, L.L.C., and as such shares voting and dispositive power of the common shares owned by SOFI-IV SMT Holdings, L.L.C. SOFI IV Management, L.L.C. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(9.)   Starwood Capital Group, L.L.C. is the general manager of SOFI IV
      Management, L.L.C., which is the general partner of Starwood Opportunity Fund IV, L.P., which is the sole member and general manager of SOFI-IV SMT Holdings, L.L.C.; as such Starwood Capital Group, L.L.C. shares voting and dispositive power of the common shares owned by SOFI-IV SMT Holdings, L.L.C. Starwood Capital Group, L.L.C. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest herein.

(10.)  Starwood Capital Group, L.L.C. is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the common shares owned by B Holdings, L.L.C. Starwood Capital Group, L.L.C. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(11.)  591 West Putnam, Greenwich, CT 06830.

(12.)  Represents 11,235,645 common shares beneficially owned by Sternlicht
      Holdings II, Inc., of which Mr. Sternlicht is a 100% owner and 42,127,693 common shares beneficially owned by Starwood Capital Group, LLC of which Mr. Sternlicht is the general manager. Mr. Sternlicht shares voting and dispositive power of all of the common shares beneficially owned by Sternlicht Holdings II, Inc. and Starwood Capital Group, LLC.
    Mr. Sternlicht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13.)  Mr. Sternlicht is the general manager of Starwood Capital Group, L.L.C., which is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the common shares owned by B Holdings, L.L.C. Sternlicht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14.)  Starwood Financial Inc., 1114 Avenue of the Americas, 27(th) Floor, New
      York, NY 10036.

(15.) Includes 1,233 shares of common stock subject to options that are exercisable within 60 days.

(16.) Includes 254,715 shares of common stock subject to options that are exercisable within 60 days.

(17.)  1420 North Lake Shore Drive, Chicago, IL 60610.

(18.) Includes 15,092 common shares issuable upon the exercise of outstanding options and 303 common shares owned by Ms. Josephs' spouse.

(19.)  4 Embarcadero Center, Suite 3640, San Francisco, CA 94111.

(20.) Includes 15,092 common shares issuable upon the exercise of outstanding options.

(21.)  2305 Cedar Springs Road, Suite 401, Dallas, TX 75201.

(22.) Includes 308 shares of common stock subject to options that are exercisable within 60 days.

(23.) Includes 205 shares of common stock subject to options that are exercisable within 60 days.

(24.)  Starwood Financial Inc., One Embarcadero Center, San Francisco, CA 94111.

(25.) Includes 294,050 shares of common stock subject to options that are exercisable within 60 days.

(26.) Includes 23,800 shares of common stock subject to options that are exercisable within 60 days.

(27.)  Mr. Medzigian is President and Chief Executive Officer of Lazard Freres
      Real Estate Investors L.L.C. ("LFREI") and a Managing Director of Lazard Freres & Co. L.L.C. ("LFC"). LFC is the managing member of LFREI. LFREI is the sole general partner of Lazard Freres Real Estate Fund II L.P. ("Onshore"). Onshore beneficially owns 2,975,400 shares of the Company that may be acquired upon exercise of the Class A Warrants.

    Mr. Medzigian disclaims any and all beneficial ownership of the shares except to the extent of his indirect pecuniary interest as an officer and director of LFREI and LFC.

(28.) Includes 44,500 shares of common stock subject to options that are exercisable within 60 days.

(29.) Includes 51,400 shares of common stock subject to options that are exercisable within 60 days.

(30.)  Starwood Opportunity Fund II, L.P. is a member of B Holdings, L.L.C., and as such, shares voting and dispositive power of the common shares owned by B Holdings, L.L.C. Starwood Opportunity Fund II, L.P. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

RELATED PARTY TRANSACTIONS

    Messrs. Sugarman, Haber, Sternlicht, Dishner, Eilian and Kleeman, each of whom is a director of Starwood Financial, owned shares of stock in the parent company of Starwood Financial's former external advisor. Upon consummation of the Company's acquisition of its external advisor, they received an aggregate of 3,507,638 shares of common stock in the Company in exchange for their interests in the external advisor. Each of Messrs. Sugarman, Haber, Sternlicht, Dishner, Eilian and Kleeman agreed that he will not sell any of the shares of common stock of the Company which he received in the transaction for a period of 12 months after the effective time of the transaction. In addition, Mr. Sternlicht, Chairman of the Starwood Financial Board at the time of the transaction was also chairman of the external advisor, and Mr. Sugarman, the current Chairman of the Board, Chief Executive Officer and President of Starwood Financial, was also chief executive officer and president of the external advisor.

OTHER MATTERS

    The management of the Company does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the Shares represented by such proxy in accordance with their best judgment on such matters.

    The Company urges you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

                                          By Order of the Board of Directors

                                          /s/ Spencer B. Haber

                                          Spencer B. Haber
                                          Secretary of the Company
                                          New York, New York
                                          April 18, 2000